Exhibit 3.02

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

BLOG8, INC.

a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY;

FIRST: That a meeting of the Board of Directors of BLOG8, INC. resolutions were duly adopted setting forth proposed amendments of the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendments is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be, and it is hereby is,amended by changing the article thereof numbered “FIRST” to read as follows:

“The name of this Corporation shall be

SECURITEYES INTERNATIONAL INC.

RESOLVED: that the Certificate of Incorporation of the corporation be, and it hereby is amended by changing the article of numbered “SECOND” to read as follows: “Its registered office in the State of Delaware is to be located at 3511 Silverside Road, Suite 1405, in the City of Wilmington, County of New Castle. The Registered Agent in charge thereof is DELAWARE REGISTRY, LTD., 3511 Silverside Road, Suite 105, Wilmington, Delaware USA 19810.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendments.

DATED: 12/2/04	BY: /s/ George Matazarro
Signature of Authorized Officer

George Matararro
Print/Type Name and Title (PRESIDENT)

State of Delaware

Secretary of State

Division of Corporations

Delivered 03:!2 PM. 12/02/2004

FILED 03:04 PM 12/02/2004

SRV 040867527 - 3856268 FILE